Exhibit 5.1

OPINION OF LATHAM & WATKINS LLP

LATHAM & WATKINS LLP

135 Commonwealth Drive

Menlo Park, California 94025-3656

October 26, 2004

CNET Networks, Inc.

235 Second Street

San Francisco, California 94105

Registration Statement on Form S-3; $300,000,000 Aggregate Offering Price of Securities of CNET Networks, Inc.

Ladies and Gentlemen:

In connection with the registration statement on Form S-3 (the “Registration Statement”) expected to be filed by CNET Networks, Inc. (the “Company”) with the Securities and Exchange Commission on October 26, 2004 under the Securities Act of 1933, as amended (the “Securities Act”), you have requested our opinion with respect to the matters set forth below.

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus as supplemented by various Prospectus Supplements will provide for the sale by the Company of up to $300,000,000 aggregate offering price of (i) one or more series of senior, senior subordinated or subordinated debt securities (the “Debt Securities”), (ii) one or more series of preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) shares of common stock, par value $0.0001 per share (the “Common Stock”), and (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), or any combination of the foregoing, plus any additional Debt Securities, Preferred Stock, Common Stock or Warrants that may be registered pursuant to any subsequent registration statements that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act (collectively, the “Securities”). Any series of Debt Securities may be exchangeable for and/or convertible into shares of Common Stock or Preferred Stock or another series of Debt Securities. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock. The Debt Securities may be issued pursuant to an indenture between the Company and a financial institution to be identified therein as trustee (the “Trustee”) in the form included as Exhibit 4.4 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the enforceability of the Debt Securities and the Warrants and the validity of the Common Stock and Preferred Stock.

In our capacity as your special counsel in connection with such registration, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have (a) assumed that the proceedings proposed to be taken by the Company in connection with the authorization of the Indenture and the Securities and the issuance and sale of the Securities will be timely completed in the manner proposed, and (b) relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters; we have not independently verified such factual matters.

We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York with respect to the opinions set forth in paragraphs 1 and 4 below and the General Corporation Law of the State of Delaware with respect to the opinions set forth in paragraphs 2 and 3 below, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

1. When (i) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, and (ii) the Debt Securities have been duly established in accordance with the Indenture and applicable law (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities) (the “Debt Securities Authorization”), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (a) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement and the Prospectus, (b) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (d) the Debt Securities are then issued and sold as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Debt Securities Authorization, the Debt Securities (including any Debt Securities duly issued upon the exchange or conversion of any Debt Securities that are exchangeable or convertible into another series of Debt Securities) will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws and (ii) a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (a) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under the Certificate of Incorporation, (c) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (d) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such shares of such series of Preferred Stock (including any Preferred Stock duly issued (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock, (ii) upon the exercise of any Warrants pursuant to the terms thereof that are exercisable for the purchase of Preferred Stock or (iii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock) will be validly issued, fully paid and nonassessable.

3. When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for shares of Common Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (a) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under the Certificate of Incorporation, (c) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (d) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such shares of Common Stock (including any Common Stock duly issued (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) upon the exercise of any Warrants pursuant to the terms thereof that are exercisable for the purchase of Common Stock or (iii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

4. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) the applicable warrant agreement (the “Warrant Agreement”) between the Company and a financial institution identified therein as warrant agent (each a “Warrant Agent”) has been duly authorized, executed and delivered, (iii) the Warrants have been duly established in accordance with the terms of the Warrant Agreement and applicable law and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and assuming that (a) the terms of the Warrants as executed and delivered are as described in the Registration Statement and the Prospectus, (b) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (d) the Warrants are then issued and sold as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and upon adoption by the Board of Directors of the Company of a resolution in form and content required by applicable law and upon issuance and delivery of and payment for such Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth in paragraphs 1 and 4 above relating to the enforceability of the Debt Securities and the Warrants, respectively, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 4.4 of the Indenture; (v) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (vi) we express no opinion with respect to whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; and (vii) we express no opinion as to the enforceability of any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency.

With your consent, with respect to the opinions set forth in paragraph 1 above, we have assumed that the Indenture will be duly authorized, executed and delivered by, and will constitute a legally valid and binding obligation of, the Trustee, enforceable against it in accordance with its terms, and with respect to the opinions set forth in paragraph 4 above, we have assumed that the Warrant Agreement will be duly authorized, executed and delivered by, and will constitute a legally valid and binding obligation of, the Warrant Agent, enforceable against it in accordance with its terms, and with respect to the opinions set forth in paragraphs 1 and 4 above, we have assumed that the status of the Indenture, the Debt Securities, any Warrant Agreement and the Warrants as legally valid and binding obligations of the respective parties thereto is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Validity of the Securities.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP